Angion Provides Corporate Update and Reports Second Quarter 2021 Financial Results

--Topline data in ANG-3777 Phase 3 study now expected to be announced in early Q4 rather than at year end

-- Phase 1 data demonstrated ANG-3070 was well-tolerated across dose cohorts, achieving drug exposures in humans exceeding exposures in which activity was demonstrated in animal models of proteinuric kidney diseases

-- A global Phase 2 trial of ANG-3070 in patients with primary proteinuric kidney diseases will begin enrolling patients this year

Uniondale, NY – August 12, 2021 – Angion Biomedica Corp (NASDAQ:ANGN), a late-stage biopharmaceutical company focused on the discovery, development, and commercialization of novel small molecule therapeutics to address acute organ injuries and fibrotic diseases, today provided a corporate update and reported financial results for the quarter ended June 30, 2021.

“I’m excited to announce we are pulling forward the planned release of topline data from the ANG-3777 Phase 3 trial in transplant-associated acute kidney injury, also known as delayed graft function (DGF), to early in the fourth quarter of 2021 because data cleaning for the clinical trial database is being completed faster than expected. We now expect the Phase 3 DGF trial to be the next data release from the ANG-3777 program,” said Dr. Jay R. Venkatesan, Angion’s President and Chief Executive Officer. “We are also very pleased with the results we announced last week from the Phase 1 ANG-3070 healthy volunteer study. These data, particularly the side effect profile seen in the Phase 1 study and the ability to achieve drug exposure in humans exceeding exposures in which activity was demonstrated in animal models, solidify our belief that ANG-3070 is a potentially best-in-class oral therapy for the treatment of fibrosis.”

Upcoming 2021 Key Milestones

Programs	Milestones
ANG-3777
•    Topline Phase 3 data for ANG-3777 in transplant-associated acute kidney injury, also known as delayed graft function, expected in early Q4 2021
•    Topline Phase 2 data for ANG-3777 in acute kidney injury associated with cardiac surgery involving cardiopulmonary bypass, expected in Q4 2021 after the DGF data release
•    IND filing for ANG-3777 Phase 2 trial in acute CNS injury expected in 2022

ANG-3070	• Angion Virtual Fibrosis R&D Day scheduled to be held on September 20, 2021 • Enrollment of the first patient in the ANG-3070 Phase 2 trial for primary proteinuric kidney diseases, expected in 2021

Recent Corporate Highlights
•Reported positive data from the Phase 1 healthy volunteer study of ANG-3070
•ANG-3070 was well-tolerated across dose cohorts, while achieving drug exposures in humans exceeding exposures in which activity was demonstrated in animal models of proteinuric kidney diseases
•Pharmacokinetic data are supportive of potential once-daily dosing
•The FDA has accepted an IND application supporting the initiation of a randomized, double-blind, and placebo-controlled global Phase 2 study of ANG-3070 in approximately 100 patients with primary proteinuric kidney diseases, including IgA nephropathy and focal segmental glomerulosclerosis (FSGS)
•Ongoing progress on ROCK-2 and CYP11B2 programs
•Angion to hold Virtual Fibrosis R&D Day at 10:00 a.m. US Eastern Daylight Time on September 20, 2021 (additional details on the event to be forthcoming)

Second Quarter 2021 Financial Results
As of June 30, 2021, Angion had cash and cash equivalents totaling $117.3 million. Angion expects current cash resources, combined with the potential milestones payable under its license agreement with Vifor for the development and commercialization of ANG-3777 in renal indications, to be sufficient to fund planned operations into 2022.

Contract revenue for the three months ended June 30, 2021 was $0.5 million compared with zero for the three months ended June 30, 2020.

Grant revenue for the three months ended June 30, 2021 was zero compared with $0.7 million for the three months ended June 30, 2020.

Research and development expenses for the three months ended June 30, 2021 were $14.4 million compared with $12.2 million for the three months ended June 30, 2020.

General and administrative expenses for the three months ended June 30, 2021 were $4.3 million compared with $5.4 million for the three months ended June 30, 2020.

Net loss for the three months ended June 30, 2021 was $17.1 million, or $0.58 per diluted share, compared with $20.3 million, or $1.40 per diluted share, for the three months ended June 30, 2020.

About Angion

Angion is committed to transforming the treatment paradigm for patients suffering from acute organ injuries and fibrotic diseases for which there are no approved medicines or where existing approved medicines have limitations. Angion’s lead product candidate, ANG-3777, is a hepatocyte growth factor (HGF) mimetic currently being evaluated in a Phase 3 registration trial for delayed graft function in patients undergoing deceased donor kidney transplantation and a Phase 2 trial in cardiac-surgery associated acute kidney injury. Angion is scheduled to begin a Phase 2 trial evaluating ANG-3070, an oral tyrosine kinase receptor inhibitor for the treatment of fibrotic disease, in patients with primary proteinuric kidney diseases. Additionally, Angion has preclinical programs for a rho kinase 2 (ROCK2) inhibitor and a CYP11B2 (aldosterone synthase) inhibitor. For more information, please visit www.angion.com.

Forward Looking Statements

Statements contained in this press release regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this press release regarding Angion’s expectations that topline data in ANG-3777 Phase 3 study will be announced in early Q4, a global Phase 2 trial of ANG-3070 in patients with primary proteinuric kidney diseases will begin enrolling patients this year, release of topline data from the ANG-3777 Phase 3 trial in transplant-associated acute kidney injury will be in the fourth quarter of 2021, the next data release from the ANG-3777 program is the Phase 3 DGF trial, ANG-3070 is a potentially best-in-class oral therapy for the treatment of fibrosis, and Angion’s current cash resources, combined with the potential milestones payable under its license agreement with Vifor for the development and commercialization of ANG-3777 in renal indications will be sufficient to fund planned operations into 2022, as well as the statements under the caption “Upcoming 2021 Key Milestones.” Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the following factors, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: Angion’s ability to demonstrate sufficient evidence of efficacy and safety in its clinical trials of ANG-3777 and its other product candidates; the accuracy of the Company’s estimates relating to its ability to initiate and/or complete clinical trials; the results of preclinical studies may not be predictive of future results; the unpredictability of the regulatory process; regulatory developments in the United States, and other foreign countries; the costs of clinical trials may exceed expectations; the Company’s ability to raise additional capital; and the effects of COVID-19 on the Company’s clinical programs and business operations. For a description of risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, see the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the Securities and Exchange Commission on August 12, 2021, as well as other documents that may be filed by the Company from time to time with the Securities and Exchange

Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Angion undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

Contact
Daniel Ferry
LifeSci Advisors
617-430-7576
daniel@lifesciadvisors.com

ANGION BIOMEDICA CORP.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue:
Contract revenue	$540	$—	$911	$—
Grant revenue	—	729	—	1,594
Total revenue	540	729	911	1,594
Operating expenses:
Cost of grant revenue	—	333	—	716
Research and development	14,444	12,230	28,742	21,826
General and administrative	4,340	5,435	10,352	8,890
Total operating expenses	18,784	17,998	39,094	31,432
Loss from operations	(18,244)	(17,269)	(38,183)	(29,838)
Other income (expense), net	1,172	(3,072)	(15,576)	(3,725)
Net loss	(17,072)	(20,341)	(53,759)	(33,563)
Net loss per common share, basic and diluted	$(0.58)	$(1.40)	$(2.02)	$(2.32)
Weighted average common shares outstanding, basic and diluted	29,670,329	14,514,670	26,574,290	14,488,746

ANGION BIOMEDICA CORP.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	June 30,	December 31,
	2021	2020

ASSETS
Current assets
Cash and cash equivalents	$117,313	$34,607
Prepaid expenses and other current assets	2,389	7,690
Total current assets	119,702	42,297
Property and equipment, net	412	156
Right of use assets	4,364	4,072
Investments in related parties	843	822
Other assets	38	—
Total assets	$125,359	$47,347
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$9,307	$5,578
Accrued expenses	4,675	6,665
Lease liability—current	847	611
Deferred revenue—current	5,181	3,942
Warrant liability	514	10,704
Convertible promissory notes payable at fair value	—	51,170
Series C convertible preferred stock at amortized cost	—	26,001
Series C convertible preferred stock at fair value	—	2,518
Other short-term debt	—	260
Total current liabilities	20,524	107,449
Lease liability—noncurrent	3,932	3,847
Deferred revenue—noncurrent	23,714	25,865
Other long-term debt	—	635
Total liabilities	48,170	137,796
Commitments and contingencies—Note 11
Stockholders' equity (deficit)
Common stock	303	156
Treasury stock	(4,210)	(1,846)
Additional paid-in capital	295,636	72,136
Accumulated other comprehensive loss	(219)	(333)
Accumulated deficit	(214,321)	(160,562)
Total stockholders' equity (deficit)	77,189	(90,449)
Total liabilities and stockholders' equity (deficit)	$125,359	$47,347